UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Legend International Holdings, Inc.

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TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2010 Annual Stockholders’ Meeting to be held at Sebel Albert Park, 63 Queens Road, Melbourne Victoria 3004 Australia on November 25, 2010, at 2.30pm.

We have attached a Notice of Annual Meeting of Stockholders and Proxy Statement that discuss the matters to be presented at the meeting.

At this year’s meeting, we will be asking our stockholders to elect Joseph Isaac Gutnick, David Stuart Tyrwhitt, Allan Trench, Henry Herzog and U.S. Awasthi as directors, and to ratify the appointment of PKF LLP, Certified Public Accountants of 29 Broadway, New York, as the independent auditors of the Company.

We hope that you will come to the Annual Meeting in person. Even if you plan to come, we strongly encourage you to vote now. Instructions on voting by facsimile or mail are shown on your proxy and in the Proxy Statement. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted. Your vote is important and will be greatly appreciated.

If you have any questions about the matters to be voted on at the Annual Meeting or you need help voting your shares, please contact me at (613) 8532 2866 or peterl@axisc.com.au.

Peter Lee
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on November 25, 2010:  The Proxy Statement and Annual Report to Stockholders are available at www.cstproxy.com/lgdi/2010.

LEGEND INTERNATIONAL HOLDINGS, INC.

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Time

2.30pm on November 25, 2010

Place

Sebel Albert Park, 63 Queens Road, Melbourne Victoria 3004 Australia

Purposes

1.	To elect five members of the Board of Directors to serve a one year term.

2.	To ratify the appointment of PKF LLP, Certified Public Accountants of 29 Broadway, New York as the independent auditors of the Company.

3.	To transact any other business that properly comes before the Meeting or any adjournment of the Meeting.

Record Date

You can vote if you were a stockholder of record at the close of business on October 5, 2010.

By order of the Board of Directors

Peter Lee
Secretary

September 30, 2010
Melbourne, Victoria, Australia

HOW TO VOTE

Your vote is important. You may vote by using a traditional proxy card and returning it to us by mail to Att: Proxy Department, Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, USA.

LEGEND INTERNATIONAL HOLDINGS, INC.

Proxy Statement

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE SOLICITATION

We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Legend International Holdings, Inc. (OTCBB: LGDI) of proxies to be used at Legend’s Annual Meeting of Stockholders to be held on November 25, 2010, and at any adjournment or postponement of the Meeting. “We”, “our”, “us” and the “Company” all refer to Legend.  The proxy materials are first being mailed on or about October 25, 2010.

Who may vote

You will only be entitled to vote at the Annual Meeting if our records show that you held your shares on October 5, 2010. At the close of business on September 30, 2010, a total of 226,399,674 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

How to vote

If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares as described below.

Vote by mail

If you choose to vote by facsimile or mail, simply mark your proxy, date and sign it, and return it to us in the envelope provided. If the envelope is missing, please mail your completed proxy card to Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, USA.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

How to revoke your proxy

You may revoke your proxy at any time before it is voted. If you are a record stockholder, you may revoke your proxy in any of the following ways:

●	by giving notice of revocation at the Annual Meeting.

●	by timely delivery of written instruction revoking your proxy to Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, USA.

●	by voting in person at the Annual Meeting.

How votes will be counted

The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Meeting. If you have returned a valid proxy or are a record holder and attend the Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. Abstentions and broker “non-votes” are also counted in determining whether a quorum is present. A “broker non vote” occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

If a quorum is not present at the Annual Meeting, a majority of the shares present, in person or by proxy, has the power to adjourn the Meeting from time to time until a quorum is present. Other than announcing at the Annual Meeting the time and place of the adjourned Meeting, no notice of the adjournment will be given to stockholders unless required because of the length of the adjournment.

Directors will be elected by a plurality of the votes cast at the meeting.

The ratification of PKF will be approved if a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this item vote “FOR” this item.

Abstentions and broker “non-votes” are not counted in the election of directors or the approval of any other matter.

List of stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 9.00 a.m. and 5.00 p.m., at our principal executive offices at Level 8, 580 St Kilda Road Melbourne Victoria 3004 Australia.

Cost of this proxy solicitation

We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card.  In addition to the use of mail, our employees may solicit proxies personally and by telephone.  Our employees will receive no compensation for soliciting proxies other than their regular salaries.  We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies.  We may reimburse such persons for their expenses incurred in connection with these activities.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our By-laws provide that the number of Directors of the Company shall be a minimum of one person and that the number of directors which shall thereafter constitute the whole Board shall be determined by the Board of Directors.  The Board has determined that the number of Directors constituting the whole Board shall be five.

Directors need not be stockholders of the Company or residents of the State of Delaware.  Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified.  Directors may receive compensation for their services as determined by the Board of Directors. A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains.  A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

Our Board of Directors currently has five members who hold office for a period of one year.

Your proxy will be voted FOR the election of the five nominees named below, unless you withhold authority to vote for any or all of the nominees. Management has no reason to believe that a nominee will be unwilling or unable to serve as a director. However, if a nominee is unwilling or unable to serve, your proxy will be voted for another nominee designated by our Board of Directors.

Director nominees

The following are management’s director nominees

Name	Director Since

Joseph Isaac Gutnick	November 2004
David Stuart Tyrwhitt	February 2005
Dr U.S Awasthi	August 2008
Dr Allan Trench	August 2008
Henry Herzog	August 2008

Directors and executive officers

The following table lists our directors and executive officers.

Name	Age	Position(s) Currently Held with the Company
Joseph Gutnick	58	Chairman of the Board, President, Chief Executive Officer and Director
David Tyrwhitt	72	Vice President and Director
Dr U.S Awasthi	65	Director
Dr Allan Trench	46	Director
Henry Herzog	69	Director
Peter Lee	53	Secretary and Chief Financial Officer
Craig Michael	33	Executive General Manager
Edward Walker	38	Project Manager

The following paragraphs provide information as of the date of this proxy statement about each director as well as about each executive officer. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors have demonstrated an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

Joseph Gutnick

Mr. Gutnick has been Chairman of the Board, President and Chief Executive Officer of the Company since November 2004 and has been Chairman of the Board, President and Chief Executive Officer of numerous public listed companies in Australia and the USA specialising in the mining sector since 1980. Mr. Gutnick is currently Chairman of the Board, President and Chief Executive Officer of Golden River Resources Corporation, Northern Capital Resources Corporation, Yahalom International Resources Corporation, ProIndia International, Inc. and Aurum, Inc., US corporations; and Executive Chairman and Managing Director of North Australian Diamonds Limited, Top End Uranium Limited and Quantum Resources Limited, all listed on Australian Securities Exchange. He has previously been a Director of Hawthorn Resources Limited, Astro Diamond Mines NL, Acadian Mining Corporation and Royal Roads Corporation in the last five years. Mr. Gutnick was previously been a Director of the World Gold Council.  He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management and a Member of the Australian Institute of Company Directors.

Mr Gutnick’s substantial experience in founding and serving as the chief executive officer and chairman of a number of public companies in the mining field provides our Board with valuable executive leadership and management experience.

David Tyrwhitt

Dr Tyrwhitt has been a Director of the Company in March 2005. He is a geologist, holding a Bachelor of Science and PhD degrees and has 50 years experience in mineral exploration and management development and operation of gold mines in Australia.  Since 1996, Mr Tyrwhitt has served as a consulting geologist through David S. Tyrwhitt & Associates (June 2002 to present) and Auminex Sdn. Bhd. (1996 to June 2002).  Dr Tyrwhitt has been a Director of numerous public listed companies in Australia in the mining industry and is currently a Director of Hawthorn Resources Limited, Quantum Resources Limited, Golden River Resources Corp, a Delaware corporation  and Northern Capital Resources Corp., a Delaware corporation. In the last five years, he has also been a Director of Astro Diamond Mines NL.

Dr. Tyrwhitt’s academic credentials and 50 years experience in the mining industry and as a company director provides our Board with substantial technical expertise in the Company’s field of business.

U.S. Awasthi

Dr. Awasthi has been a Director of the Company since August 2008. Dr. Awasthi has been the Managing Director of IFFCO since February 1993, the largest producer and seller of fertilizers in India. Dr. Awasthi has worked in various pivotal positions in IFFCO & KRIBHCO and acquired all-round expertise in planning and execution of fertilizer plants and was closely associated with the construction of Hazira as well as Aonla Projects. In 1986, he joined Pyrites, Phosphates & Chemicals Limited (PPCL) as its Chairman and Managing Director. He also held additional charge as Chairman & Managing Director of Rashtriya Chemicals & Fertilizers Ltd. (RCF) from April 1991 to March 1992. Dr. Awasthi was the Chairman of the Fertilizer Association of India (FAI), New Delhi, during 1994-96. He held the position of President, International Fertilizer Industry Association (IFA), Paris during 1997-99. Dr. Awasthi has over 30 papers to his credit and has co-authored a book ‘Fertilizer Industry in India’.

Dr Awasthi’s substantial experience in the fertilizer industry provides valuable insights to our Board concerning the future market for the Company’s phosphate deposits.

Allan Trench

Dr Trench has been a Director of the Company since August 2008. Dr Allan Trench is a geologist/geophysicist and business management consultant with approximately 20 years experience within the Australian resources sector across a number of commodity groups and is currently Chairman of the Board and a Director of Acadian Mining Corporation (ADA:TSX), a Director of Navigator Resources Ltd, Pioneer Resources Limited and Venturex Resources Limited, and was a Director of Heron Resources Ltd during the past five years. Dr Trench was the Exploration Manager for WMC for the Leinster-Mt Keith region and then managed a number of exploration companies associated with Mr. Joseph Gutnick before joining McKinsey & Company as a management consultant. In his role at McKinsey, Dr Trench was an advisor to a number of large international resources companies on strategic, organization and operational issues. From 2004 to 2006 Dr Trench was employed in a contract role as corporate strategist end benchmarking manager at Woodside Energy, helping to building Woodside’s capability in strategy, benchmarking and performance improvement across its global asset portfolio. Following this, he was employed by the CRU Group and was firstly responsible for global copper research managing a team of 12 analysts and more recently as Regional Director - Australasia. Dr Trench also serves as a non executive director for two other resource companies and currently holds the title of Adjunct Professor of Mineral Economics & Mine Management at the WA School of Mines, Curtin University.

Dr Trench’s technical expertise as a geologist/geophysicist and his experience as a director and manager of mining companies provides our Board with a valuable mining industry perspective.

Henry Herzog

Mr. Henry Herzog has been a Director of the Company since August 2008 and has more than 40 years of corporate and management experience. Mr. Herzog has served in various positions as President, Vice President or Director of a number of publicly listed companies in Australia and the United States, predominantly in the mining sector and is currently also a Director of North Australian Diamonds Limited (NAD:ASX). Mr. Herzog was responsible for the restructuring and reorganization of several publicly listed companies including Bayou International Limited, now known as Golden River Resources Corporation (GORV.OB), where he served as its President and Chief Executive Officer from 1986-1988 and as a Vice President from 1988-1989. For at least the past five years, Mr. Herzog has also been managing a number of private investment entities. He is also a member of the Board of Trustees of a non-profit college of higher education.

Mr. Herzog has extensive leadership and business management experience, which he acquired over a 40 year career, which is a resource to our Board.

Peter Lee

Mr. Lee has been Chief Financial Officer since March 2005 and Secretary since November 2004.  He is a Director, Chief Financial Officer and Secretary of Golden River Resources Corp, a Delaware corporation (GORV.OB), Chief Financial Officer and Secretary of Aurum, Inc. (AURM.OB), ProIndia International, Inc. (PNDI.OB), Northern Capital Resources Corp and Yahalom International Resources Corp, and Chief Financial Officer and Company Secretary of North Australian Diamonds Limited, Top End Uranium Ltd and Quantum Resources Limited, all listed on Australian Securities Exchange. Mr Lee is also a Director of Acadian Mining Corporation (ADA:TSX). Mr Lee is a Member of the Institute of Chartered Accountants in Australia, a Fellow of Chartered Secretaries Australia Ltd., a Member of the Australian Institute of Company Directors and holds a Bachelor of Business (Accounting) from Royal Melbourne Institute of Technology. He has over 30 years commercial experience.

Craig Michael

Mr. Michael has been Executive General Manager of the Company since September 2007 and has more than nine years experience in the mining and resources industry and is a Director of Aurum, Inc. (AURM:OB), ProIndia International, Inc. (PNDI.OB), Top End Uranium Ltd (TEU:ASX) and North Australian Diamonds Limited (NAD:ASX). From February 2004 to September 2007, he was employed by Oxiana Ltd where he was based in Laos in a Supervisor/Trainer role, both as a Mine Geologist and Resource Geologist at the Sepon Copper Gold Project. He was responsible for the geological interpretation of the Khanong copper-gold deposit and the surrounding oxide and primary gold deposits. In conjunction with training the national geologic staff in all mining and resource geology functions Mr. Michael also conducted resource estimates for public reporting. Prior to his time with Oxiana, he was a Mine Geologist at Sons of Gwalia’s Carosue Dam Gold Project in Western Australia where he also conducted his honours thesis on their flagship Karari gold deposit.

Edward Walker

Mr Walker has been Project Manager of the Company since October 2008. He has acquired extensive international experience in the mining and water sectors via a number of senior engineering and project manager roles in international organizations, including as Principal Engineer for Parsons Brinkerhoff Australia from April 2007 to October 2008 and prior to that was with Bahia Mineracao Limitada as Senior Project Manager. Mr Walker spent over 10 years in senior engineering roles in Australia and the United Kingdom before spending two years as a senior project manager of an Iron Ore Mining project run by Brazilian company Bahia Mineração Limitada (BML). He then moved to a multi-disciplinary engineering firm Parsons Brinkerhoff as a Principal Engineer responsible for business development and delivery of client projects. Mr Walker has a Bachelor of Engineering (Civil) from Swinburne University of Technology and an Executive MBA from the Business School of São Paulo.

BOARD AND COMMITTEES

Our Board of Directors consists of five members, of whom three have been, and continue to be, independent under applicable regulations.  During fiscal 2009, our Board of Directors did not meet. The Board of Directors also uses resolutions in writing to deal with certain matters and during fiscal 2009, three resolutions in writing were signed by all Directors.

On June 27, 2008 Board of Directors resolved to adopt an Audit Committee Charter, a Compensation Committee Charter and also resolved to adopt rules surrounding the nomination of directors. On August 12, 2008 the Board of Directors resolved to appoint Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog to the Audit Committee and that Dr Allan Trench be the Chair of the Committee.

On August 12, 2008 the Board of Directors resolved to appoint Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog to the Compensation Committee and that Dr David Tyrwhitt be the Chair of the Committee.

On August 12, 2008 the Board of Directors resolved to appoint Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog to the Nominating Committee and that Dr David Tyrwhitt be the Chair of the Committee.

Board Leadership Structure and Risk Oversight

The office of the Chairman of the Board and Chief Executive Officer currently are held by the same individual.  The Company believes that the combined role is more efficient for a company that currently is focused on the development of a large project.  Also, the Company’s Board of Directors sets the Company’s strategy and goals so the Chairman of the Board must be an integral part of that process, and he can provide strategic guidance to the Board by virtue of his role as Chief Executive Officer.

The Company’s Board is responsible for monitoring and assessing the Company’s risks, which include risks associated with operations, financing and capital investments.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Because the Company’s common stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange regarding the membership of the Company’s Audit Committee. However, each of the members of the audit committee is independent as defined in the listing standards for the Nasdaq Capital Market.

The Board has adopted a written charter for the Audit Committee. The charter may be viewed on the Company’s website at www.lgdi.net

The Audit Committee currently consists of three independent Directors: Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog.  The Board has designated Dr Trench as an “audit committee financial expert” under the rules and regulations of the SEC for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 after determining that he meets the requirements for such designation.

The functions of the Audit Committee include:

●	making recommendations to the Board regarding the selection of independent auditors,

●	reviewing the results and scope of the audit and other services provided by the Company’s independent auditors, and

●	reviewing and evaluating the Company’s audit and control functions.

The Audit Committee met four times during fiscal 2009.

Compensation Committee

The Compensation Committee currently consists of three independent Directors: Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog.

The functions of the Compensation Committee include:

●	reviewing and recommending for Board approval compensation for executive officers, and

●	making policy decisions concerning salaries and incentive compensation for employees and consultants of the Company.

The Compensation Committee met once in fiscal 2009.

The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.lgdi.net.

Nominating Committee

The Nominating Committee is currently comprised of Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog. Each member of the Nominating Committee is independent as defined by the Nasdaq Stock Market listing standards. The Nominating Committee is responsible for overseeing and evaluating the Board’s performance and selecting and evaluating prospective board of director nominees and reviewing all matters pertaining to fees and retainers paid to directors for service on the board of directors or a board committee. The Committee also oversees and provides advice to the Board regarding our corporate governance policies, practices and procedures.

The Nominating Committee will receive, review and evaluate director candidates recommended by shareholders. Candidates proposed by shareholders will be evaluated by the Committee in the same manner as candidates who are not proposed by shareholders. While shareholders may propose director nominees at any time, we must receive the required notice (described below) on or before the date set forth in the prior year’s annual proxy statement under the heading “Shareholder Proposals” in order to be considered by the Committee in connection with our next annual meeting of shareholders.

Shareholders wishing to recommend a director candidate to serve on the board may do so by providing advance written notice to the Chairman of the Nominating Committee, which identifies the candidate and includes certain information regarding the nominating shareholder and the candidate.

A nominee for director should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company. The Nominating Committee will evaluate the independence of directors and potential directors, as well as his or her business experience, or specialized skills or experience. The Committee will also consider issues involving possible conflicts of interest of directors or potential directors.

Code of Ethics

We have adopted a Code of Conduct and Ethics and it applies to all Directors, Officers and employees.  A copy of the Code of Conduct and Ethics is posted on our website www.lgdi.net  and we will provide a copy to any person without charge.  If you require a copy, you can download it from our website or alternatively, contact us by facsimile or email and we will send you a copy.

Report of the Audit Committee

Management is responsible for Legend’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Legend’ independent auditors are responsible for auditing those financial statements.

In performing our oversight duties we rely on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We also rely on the representations of the independent auditors included in their report on Legend’s financial statements.

Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures. Furthermore, our contacts with management and the independent auditors do not assure that:

●	Legend’s financial statements are presented in accordance with generally accepted accounting principles,

●	the audit of Legend’s financial statements has been carried out in accordance with generally accepted auditing standards or

●	Legend’s independent accountants are in fact “independent.”

In connection with the inclusion of the audited financial statements in Legend’s 2009 annual report on Form 10-K, the Board of Directors:

●	reviewed and discussed the audited financial statements with management,

●	discussed with our independent auditors the materials required to be discussed by SAS 61,

●	reviewed the written disclosures and the letter from our independent auditors required by Independent Standards Board Standard No. 1 and discussed with our independent auditors their independence, and

●	based on the foregoing review and discussion, recommended to the Board of Directors that the audited financial statements be included in Legend’s 2009 annual report on Form 10-K.

Dr Allan Trench, Chairman of the Audit Committee
Dr. David Tyrwhitt
Mr. Henry Herzog

Stockholder Communications with the Board

Stockholders who wish to communicate with the Board of Directors should send their communications to the Chairman of the Board at the address listed below.  The Chairman of the Board is responsible for forwarding communications to the appropriate Board members.

Mr. Joseph Gutnick
Legend International Holdings, Inc.
PO Box 6315
St Kilda Road Central
Melbourne, Victoria 8008
Australia

Annual Meeting Attendance

The Company encourages all Directors to attend the Annual Meeting of Stockholders either in person or by telephone. Three Directors attended the Company’s 2009 Annual Meeting of Stockholders either in person or by telephone.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, our Directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in our Common Stock and are also required to provide to us copies of such reports.  Based solely on such reports and related information furnished to us, we believe that in fiscal 2009 all such filing requirements were complied with in a timely manner by all Directors and executive officers and 10% stockholders.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our executive compensation program for our Chief Executive Officer and Chief Financial Officer, and our other executive officers (including up to three of our executive officers whose total compensation exceeds $100,000 per annum), whom we collectively refer to as our named executive officers, consists of (i) base salary and (ii) incentive compensation in the form of cash bonuses and (iii) equity-based incentive compensation awards under the Company’s 2006 Equity Incentive Plan. Our executive compensation program has historically included and continues to include very few perquisites. In August 2008 the Company’s Board of Directors appointed a Compensation Committee which is responsible for reviewing and approving the compensation paid by us to the named executive officers. Prior thereto, compensation decisions were determined by the full Board of Directors. The services of our named executive officers are provided to us under a Service Agreement with AXIS Consultants Pty Ltd. Cash compensation is paid to the named executive officers by AXIS and is reimbursed to AXIS by the Company.

Compensation Objectives

The Compensation Committee’s philosophy is to establish executive compensation policies linked to the creation of stockholder value. Our compensation program is designed to:

•
Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size and at a comparable stage of development within our industry;

•	Align the interests of the executive officers with those of the stockholders with respect to short-term operating goals and long-term increases in the value of our common stock; and

•	Provide a strong emphasis on equity-based compensation and equity ownership, creating a direct link between stockholder and management interests.

These objectives serve as the guiding principles for all the decisions the Compensation Committee makes with respect to the amount and type of compensation payable to our named executive officers.

Mix of Compensation Elements

Our executive compensation during fiscal 2009 consisted of base salary, cash bonuses, grants under our 2006 Equity Incentive Plan, benefits and perquisites. We do not have any formal or informal policy or target for allocating compensation between long-term and short term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Similarly, compensation decisions regarding one compensation component do not directly affect decisions regarding other compensation elements. For example, an increase to the base salary of a named executive officer does not require a formulaic decrease to another element of the executive’s compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components.

We believe that together all of our compensation components provide a balanced mix of base compensation and compensation that is contingent upon each executive officer’s individual performance and our overall performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is important in achieving this goal. Base salaries provide executives with a base level of monthly income and security. Annual cash bonuses motivate executives to drive our development goals. Long-term equity incentive awards link the interests of our executives with our stockholders, which motivates our executives to create stockholder value. In addition, we want to ensure that our compensation programs are appropriately designed to encourage executive officer retention, which is accomplished through all of our compensation elements.

Components of Compensation

Base Salary.  The base salaries for the Company’s named executive officers for the year ended December 31, 2009 were established in fiscal 2008 and reviewed effective June 2008 by AXIS with the consultation and approval of the Company’s Board of Directors. The services of our named executive officers are provided to us under a Service Agreement with AXIS Consultants Pty Ltd. Cash compensation is paid to the named executive officers by AXIS and is reimbursed to AXIS by the Company. AXIS advised that adjustments to base salaries are generally determined based upon a number of factors, including the client companies performance (to the extent such can fairly be attributed or related to each executive’s performance), as well as the nature of each executive’s responsibilities, capabilities and contributions, and whether their salary fairly reflect job responsibilities and prevailing market conditions and rates of pay. AXIS advised that it considered each of these factors but did not assign a specific value to each factor in raising base salaries for 2008. The Company believes that the remuneration (including salaries) charged to the Company by AXIS for the Company’s named executive officers have historically been reasonable in relation to the Company’s size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company’s industry. AXIS has advised that the level of remuneration charged to the Company for the named executive officers for the year ended December 31, 2009 increased over 2008 as a result of the significant increase in time spent by those named executive officers with the development of the phosphate project of the Company, the investments of the Company and corporate compliance matters dealt with as a result of the increase in the level of activity. The Company acknowledged the increase in activity referred to by AXIS and believes the increase in the level of remuneration appropriate given the circumstances.

Cash Bonuses   AXIS with the acknowledgement of the Company, awarded cash bonuses to the Company’s named executive officers for the period July 2008 to December 2009 to acknowledge the significant work undertaken by the named executives of the Company in advancing the phosphate project of the Company for the benefit of shareholders. The bonuses were not based on a predetermined formula. The Company’s independent directors, at the time, were consulted on the bonuses and determined that the bonuses were reasonable given the overall advancement of the Company’s activities.

2006 Equity Incentive Plan.  Under the 2006 Equity Incentive Plan, certain management and key employees of the Company are granted time-based options to purchase common stock issued by us. Time-based options generally vest ratably over a three-year period on the anniversary of the date of the grant. Time-based options generally vest upon a change of control, subject to certain conditions, and expire ten years from the date of grant. Our Board of Directors believes that equity-based compensation awards foster and promote our long-term financial success by linking the interests of our executive management team with our stockholders. The Board also believes that increasing the personal equity stake of our executive officers in our continued success and growth can potentially materially increase stockholder value. Equity-based compensation awards also enable us to attract and retain the services of an outstanding management team, upon which the success of our operations are largely dependent.

Benefits and Perquisites

We also offer to certain executives limited perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The perquisites provided to the named executive officers include vehicle allowances and superannuation and are quantified in the Summary Compensation Table below.

In accordance with the laws of Australia, AXIS pays an amount equal to 9% of a named executives base salary into superannuation. Executives have the ability to make further contributions to a superannuation fund. Furthermore, in accordance with the laws of Australia, the named executives have the ability to direct superannuation contributions to a superannuation fund of their choosing. Superannuation funds are accumulation funds and are not defined benefit funds, therefore, AXIS nor the Company has a legal obligation to the superannuation funds other than remitting contributions, which AXIS have advised have been made to superannuation funds as required by law.

Accounting and Tax Treatment

The accounting treatment of our compensation plans is not a significant factor in how we design our executive compensation plans. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to named executive officers, excluding performance-based compensation. Through December 31, 2009, we have not paid compensation to any of our named executive officers in excess of $1,000,000, excluding performance-based compensation, thus Section 162(m) has not limited our ability to deduct executive compensation, however the Compensation Committee will continue to monitor the potential impact of this provision on our ability to deduct executive compensation.

Elements of Post-Termination Compensation

The Company does not currently have a severance plan or similar agreement with any named executive officers. Under the 2006 Equity Incentive Plan, upon a merger, reorganization, or sale of the Company, the Committee may (i) provide that any or all options are exercisable in full; (ii) provide for the substitution of any or all options by a successor or purchaser Company; or (iii) make any other provision for outstanding options as the Committee deems appropriate. After the termination of service of an employee, director or consultant, (other than termination for cause) he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Upon a change in control, all outstanding options become fully vested and exercisable.

Stock Ownership Guidelines

The Company does not have stock ownership guidelines for its named executives; however, the Committee considers the number of options previously granted to named executives in determining whether to grant additional options and in what amounts.

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

Compensation Committee:
Dr. Allan Trench
Dr. David Tyrwhitt
Mr. Henry Herzog

The following table sets forth the annual salary, bonuses and all other compensation awards and pay outs on account of our named executive officers for services rendered to us during the fiscal years ended December 31, 2007, 2008 and 2009.  No other executive officer received more than US$100,000 per annum during this period.

Summary Compensation Table

Name and Principal Position	Year	Salary (A$)	Bonus (A$)	Stock Awards (A$)	Option Awards (A$)	Non-Equity Incentive Plan Compensation (A$)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (A$)	All Other Compensation (A$)	Total (A$)
Joseph Gutnick, Chairman of the Board, President and CEO	2009 2008 2007	675,210 487,000 82,132	125,000 100,000 -	- - -	- 1,774,166 -	- - -	- - -	147,886 118,288 26,768 (ii)	948,096 3,802,622 108,900
Peter Lee, CFO & Secretary	2009 2008 2007	309,596 214,634 115,400	82,500 80,000 -	- - -	- - 351,967 (i)	- - -	- - -	98,417 58,339 38,825 (ii)(iii)	490,513 352,972 506,192
Craig Michael, Executive General Manager	2009 2008 2007	254,377 206,518 48,988	77,500 80,000 -	- - -	- - 491,553 (i)	- - -	- - -	75,170 19,362 11,948 (ii)(iii)	407,047 305,880 552,489
Edward Walker, Project Manager	2009 2008	240,837 53,764	75,000 -	- -	- 187,267 (i)	-	-	40,291 4,839 (ii)(iii)	356,128 245,870

(i)
The amounts included in the table for option awards have been calculated in accordance with FASB ASC Topic 718. They relate to the value of the options that have not been exercised by the individual and accordingly no value has been realized. See Note 7 to the Company’s Consolidated Financial Statements.

(ii)	Includes share of superannuation contributions made by AXIS applicable to salaries charged to the Company.
(iii)	Includes share of cost of motor vehicle costs made by AXIS applicable to Messrs. Lee, Michael and Walker as charged to the Company.

The services of our Chief Executive Officer, Chief Financial Officer & Secretary, Executive General Manager and Project Manager are provided to us pursuant to a Service Agreement effective December 1, 2004 (the “Service Agreement”) by and between AXIS Consultants Pty Limited and ourselves.

Grants Of Plan-Based Awards In Fiscal 2009

There were no options granted to executive officers during fiscal 2009.

Outstanding Equity Awards at Fiscal Year-End

Option Awards	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Been Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph Gutnick, Chairman of the Board, President and CEO	3,333,334 2,250,000	- -	1,666,666	US$2.00 US$1.00	2/07/18 9/19/16	-	-	-	-
Peter Lee, CFO and Secretary	787,500 787,500 666,666	- - -	333,334	US$0.444 US$1.00 US$1.00	9/19/16 9/19/16 12/28/17	- - -	- - -	- - -	- - -
Craig Michael, Executive General Manager	100,000 100,000 833,333	- - -	50,000 50,000 416,667	US$0.444 US$1.00 US$1.00	9/10/17 9/10/17 12/28/17	- - -	- - -	- - -	- - -
Edward Walker, Project Manager	166,667	-	333,333	US$1.00	04/12/18	-	-	-	-

2006 Equity Incentive Plan

The 2006 Plan provides for the granting of options. The maximum number of shares available for awards is 10% of the issued and outstanding shares of Common Stock on issue at any time.  If an option expires or is cancelled without having been fully exercised or vested, the remaining shares will generally be available for grants of other awards.

The 2006 Plan is administered by the Board comprised solely of directors who are not employees or consultants to Legend or any of its affiliated entities.

Any employee, director, officer, consultant of or to Legend or an affiliated entity (including a company that becomes an affiliated entity after the adoption of the 2006 Plan) is eligible to participate in the 2006 Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the success of Legend or an affiliated entity. During any one year period, no participant is eligible to be granted options to purchase more than 5% shares of our issued and outstanding Common Stock or if they provide investor relations activities, or are a consultant to the Company, 2% of the issued and outstanding shares of Common Stock in any 12 month period.

Options granted under the 2006 Plan are to purchase Legend Common Stock.  The term of each option will be fixed by the Board, but no option will be exercisable more than 10 years after the date of grant.  The option exercise price is fixed by the Board at the time the option is granted.  The exercise price must be paid in cash. Options granted to participants vest and have a term of 10 years.

No award is transferable, or assignable by the participant except upon his or her death.

The Board may amend the 2006 Plan, except that no amendment may adversely affect the rights of a participant without the participant’s consent or be made without stockholder approval if such approval is necessary to qualify for or comply with any applicable law, rule or regulation the Board deems necessary or desirable to qualify for or comply with.

Subject to earlier termination by the Board, the 2006 Plan has an indefinite term except that no ISO may be granted following the tenth anniversary of the date the 2006 Plan is approved by stockholders.

Other than the issue of these Options, there are no other current plans or arrangements to grant any options under the 2006 Plan.

Compensation Pursuant to Plans

The Company does not have any pension or profit sharing plans.  The Company does not have any employees and therefore has no superannuation obligations.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2009, information regarding options under our 2006 stock option plan, our only active plan.  The 2006 stock option plan has been approved by our stockholders. Outstanding options under this plan that are forfeited or cancelled will be available for future grants.  All of the options are for the purchases of our Common Stock.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available future issuance under equity compensation (excluding securities reflected in Column One)
Equity compensation plans approved by security holders	23,687,500	A$1.31	2,395,272
Equity compensation plans not approved by security holders	-	-	-

Director Compensation

Name	Fees Earned or Paid in Cash (A$)	Stock Awards ($)	Option Awards ($) (i)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total (A$)
David Tyrwhitt	66,000	-	883,229	-	-		949,229
Dr US Awasthi	60,000	-	49,946	-	-		109,946
Manish Gupta	15,000	-	49,946	-	-		64,946
Dr Allan Trench	66,000	-	105,402	-	-		171,402
Henry Herzog	66,000	-	49,946	-	-		115,946
(i)
The amounts included in the table for option awards has been calculated in accordance with FASB ASC Topic 718. They relate to the value of the options that have not been exercised by the individual and accordingly no value has been realized.

It is our policy to reimburse Directors for reasonable travel and lodging expenses incurred in attending Board of Directors meetings. Commencing April 1, 2008, non-executive Directors are to be paid A$60,000 per annum and fees for attendance at board committee meetings have been set at A$1,500 per meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
 RELATED STOCKHOLDER MATTERS

The following table sets out, to the best of our knowledge, the numbers of shares in us beneficially owned as at September 30, 2010 by:

(i)	each of our present Executive Officers and Directors,

(ii)	each person (including any “group” as that term is defined in Section 13(d)(3) of the Securities Exchange Act) who beneficially owns more than 5% of our Common Stock, and

(iii)	all of our present Directors and officers as a group.

Title of Class	Name	Number of Shares Owned		Percentage of Shares (1)
Shares of Common Stock	Joseph and Stera Gutnick *	74,260,060	(2)(3)(4)(5)	32.0
Shares of Common Stock	David Tyrwhitt *	666.666	(6)	**
Shares of Common Stock	U.S. Awasthi *	233.334	(7)	**
Shares of Common Stock	Allan Trench *	233,334	(8)	**
Shares of Common Stock	Henry Herzog *	1,001,607	(9)(10)	**
Shares of Common Stock	Peter Lee *	2,241,666	(11)	**
Shares of Common Stock	Craig Michael *	1,133,333	(12)	**
Shares of Common Stock	Edward Walker *	116,667	(13)	**

	All officers and Directors As a Group	79,886,667		33.9

Shares of Common Stock	Attara Fund Ltd. 767 Fifth Avenue – 12th Fl. New York, NY 10153	30,629,300	(14)	13.5

Shares of Common Stock	Kisan International Trading, FZE Emaar Business Park No.2, Office 562, Jebel Ali Dubai, UAE Post Box 261835	34,300,464	(15)	15.2

Shares of Common Stock	Soros Fund Management LLC 888 Seventh Avenue New York, NY 10106	23,431,180	(16)	10.3

*	unless otherwise indicated, the address for each person is C/- Legend International Holdings, Inc., Level 8, 580 St Kilda Road, Melbourne, Victoria 3004, Australia.
**	less than 1%

Notes relating to Item 12:

(1)	Based on 226,399,674 shares outstanding as of September 30, 2010.

(2)
Includes 48,775,476 shares of Common Stock owned by Renika Pty. Ltd., of both of which Mr Joseph Gutnick, Stera M. Gutnick and members of their family are officers, Directors and principal stockholders.

(3)
Includes 750,000 shares issuable to Mr Joseph Gutnick upon exercise of stock options of which vested on September 19, 2007, 750,000 options which vested on September 19, 2008, 1,666,667 options which vested on February 7, 2009, 750,000 options which vested on September 19, 2009 and 1,666,667 options which vested on February 7, 2010. Mr Gutnick holds a further 1,666,666 options which vest on February 7, 2011.

(4)	Joseph Gutnick and Stera Gutnick are husband and wife.

(5)
Includes 19,901,250 shares of Common Stock owned by Chabad House of Caulfield Pty Ltd. (“Chabad House”), a private corporation that is the trustee of the Heichal Menachem Community Centre Fund, a charitable organization. Joseph Gutnick and Stera Gutnick are directors of Chabad House but disclaim any beneficial interest in the shares of Common Stock owned by Chabad House.

(6)	Include 333,333 options which vested on July 21, 2009 and 333,333 options which vested on July 21, 2010. Does not include 333,334 options which vest on July 21, 2011.

(7)	Includes 116,667 options which vested on December 4, 2009 and 116,667 options which vested on December 4, 2010. Does not include 116,666 options which vest on December 4, 2011.

(8)	Includes 116,667 options which vested on August 11, 2009 and 116,667 options which vested on August 11, 2010. Does not include 116,666 options which vest on August 11, 2011.

(9)	Includes 884,940 shares of Common Stock owned by Riccalo Pty. Ltd., of which Mr Henry Herzog and members of his family are officers, Directors and principal stockholders.

(10)	Includes 116,667 options which vested on December 4, 2009. Does not include 116,667 options which vest on December 4, 2010 and 116,666 options which vest on December 4, 2011.

(11)
Includes 525,000 shares issuable to Mr. Peter Lee upon exercise of stock options of which vested on September 19, 2007, 525,000 options which vested on September 19, 2008, 333,333 options which vested on December 28, 2008, 333,333 options which vested on December 28, 2009 and 525,000 options which vested on September 19, 2009. Does not include 333,334 options which vest on December 28, 2010.

(12)
Includes 100,000 shares issuable to Mr. Craig Michael upon exercise of stock options of which vested on September 10, 2008, 416,666 options which vested on December 28, 2008, 100,000 options which vested on September 10, 2009 and 416,667 options which vested on December 28, 2009 and 100,000 options which vested on September 10, 2010.  Does not include 416,667 options which vest on December 28, 2010.

(13)	Includes 166,667 options which vested on December 4, 2009. Does not include 166,667 options which vest on December 4, 2010 and 166,666 options which vest on December 4, 2011.

(14)	In accordance with a Schedule 13G dated December 3, 2009, Attara Capital L.P. and Mr. David Slager may be deemed to be beneficial owners of the shares of Common Stock.

(15)	Includes 34,300,464 shares of common stock owned by Kisan International Trading, FZE, a subsidiary of Indian Farmers Fertilizer Cooperative Limited (“IFFCO”).

(16)
Based upon a Schedule 13G/A filed with the SEC on February 16, 2010:  Represents Shares held for the account of Quantum Partners LDC, a Cayman Islands exempted limited duration company (“Quantum Partners”) Quantum EMEA Fund Ltd., a Cayman Islands exempted limited liability company (“Quantum EMEA”), and RS Capital Partners Ltd., a Cayman Islands exempted limited liability company (“RE Capital”).  Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to Quantum Partners, Quantum EMEA, and RS Capital.  As such, SFM LLC has been granted investment discretion over portfolio investments, including the Shares, held for the account of Quantum Partners, Quantum EMEA, and RS Capital.  George Soros serves as Chairman of SFM LLC, Robert Soros serves as Deputy Chairman of SFM LLC, and Jonathan Soros serves as President and Deputy Chairman of SFM LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2004, the Company entered into an agreement with AXIS Consultants Pty Ltd to provide geological, management and administration services to the Company.  AXIS is affiliated through common management. We are one of eight affiliated companies.  Each of the companies has some common Directors, officers and shareholders. In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff.  A number of arrangements and transactions have been entered into from time to time between such companies.  It has been the intention of the affiliated companies and respective Boards of Directors that each of such arrangements or transactions should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the shareholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

AXIS is a company owned by its public companies (including Legend) and any profits generated by AXIS are returned to its shareholders in the form of dividends.

AXIS is paid by each company for the costs incurred by it in carrying out the administration function for each such company.  Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services. AXIS procures items of equipment necessary in the conduct of the business of the Company. AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

We are required to reimburse AXIS for any direct costs incurred by AXIS for the Company.  In addition, we are required to pay a proportion of AXIS’s overhead cost based on AXIS’s management estimate of our utilization of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. Amounts invoiced by AXIS are required to be paid by us.  We are also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first requests AXIS to provide the service and AXIS fails to provide the service within one month.

The Service Agreement may be terminated by AXIS or us upon 60 days prior notice.  If the Service Agreement is terminated by AXIS, we would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS. There can be no assurance that we could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us.  Our inability to provide such services or to find a third party to provide such services may have a material adverse effect on our operations.

In accordance with the Service Agreement AXIS provides the Company with the services of our Chief Executive Officer, Chief Financial Officer, geologists and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%.

During 2007, AXIS charged the Company A$1,126,311 in management fees including salaries incurred in relation to AXIS staff that provided services to the Company, A$834,552 for exploration services provided to the Company, A$151,800 for asset usage, interest of A$14,683 and we repaid A$2,432,687. AXIS charged interest at a rate of 10.10% for 2007. The amount owed to AXIS at December 31, 2007 was A$6,912. During 2008, AXIS charged the Company A$5,413,203 in management and administration services including salaries incurred in relation to AXIS staff that provided services to the Company and A$2,224,638 for exploration services provided to the Company. The Company placed on deposit with AXIS funds amounting to A$699,638 to acquire two properties in Mt Isa, which is the base for the Company’s phosphate project, to be used to accommodate AXIS employees and consultants when working in Mt Isa and relocating to the field operations. The Company also purchased a lear jet owned by AXIS (at cost to AXIS) amounting to A$1,210,000 which includes 10% GST and was based on an independent valuation, to utilize in its field operations; and a residential property at a value of A$900,000 (cost to AXIS) used to accommodate AXIS employees when visiting field operations. The Company has entered into a rental agreement with AXIS for one rental property used by AXIS staff when conducting field operations for the Company. The rental agreement is for the period October 1, 2008 to September 30, 2009. The Company paid rental expense of A$6,240 for 2008. During 2008, the Company paid AXIS an aggregate of A$10,551,866 which included the cost of the Lear jet, the three properties and an advance for 2009 charges and ongoing operations.  The Company charged AXIS interest of A$49,931 at the rate between 10.35% to 11.75%.The amount owed by AXIS at December 31, 2008 was A$1,552,919. During 2009, AXIS charged the Company A$4,876,381 in management fees including salaries incurred in relation to AXIS staff that provided services to the Company, A$8,273,059 for exploration services provided to the Company, interest of A$81,504, provided advance funding to AXIS of A$606,000 and we repaid A$12,805,855. AXIS charged interest at a rate between 9.25% and 10.35% for 2009. The amount due from AXIS at December 31, 2009 was A$1,878,205, and is included in receivables.

Mr Joseph Gutnick, the President of the Company advanced the Company the initial deposit on opening a US Dollar bank account. In March, 2007, the balance of A$831, owing of the initial advance of A$1,303 (US$1,000) less expenses incurred of A$472, was repaid.

The Company appointed Mr. Mordechai Gutnick, as the Company’s General Manager, Business in December, 2007.  Mr.  Gutnick is the son of Joseph Gutnick, the Company’s President and Chairman of the Board.  Mr. Mordechai Gutnick receives an annual salary paid via AXIS.  In addition, in December, 2007, Mr. Mordechai Gutnick was granted 2,000,000 stock options.

During the 2009 year, the Company invested in North Australian Diamonds Ltd (“NADL”) through on-market purchases on ASX and through a takeover offer. At December 31, 2009, the Company held 47.83% of the issued shares of NADL. The Company’s President and Chief Executive Officer, Executive General Manager and one of its independent Directors are Executive Chairman and Managing Director, and Directors respectively of NADL.  In addition, the Company’s President is a director and officer of Yahalom International Resources Corporation (“Yahalom”).  Yahalom tendered 378,275,603 NAD shares to the Company for which it received A$3,058,660, or A$0.008 per share, which represented its cost of purchase for the NAD shares and was less than the A$0.015 per share purchase price paid to the non-affiliated shareholders of NAD.  All of the shares in Yahalom are held in trust by Northern Raizel Pty Ltd., as trustee of a family trust for the benefit of members of the Company’s President’s family.  The Company’s President is a director and a stockholder of Northern Raizel.  The Company’s President did not take part in any material decision made by either the Company or NAD relating to the Offer and/or the Takeover Bid.

During the 2009 year, the Company took a private placement of shares of common stock in Northern Capital Resources Corp (“NCRC”). At December 31, 2009, the Company held 21.29% of the shares of NCRC. The Company’s President and Chief Executive Officer and one of its independent Directors are President and Chief Executive Officer and Director respectively of NCRC and certain companies with which the Company’s President is affiliated own approximately 67% of the outstanding shares of NCRC.  [Update this information for 2010]

During the 2009 year, the Company and NADL entered into a camp access agreement and airfield access agreement relating to the Merlin camp and airstrip to allow the Company to utilize these facilities. Under the arrangements, the Company paid NADL $836,570 to upgrade the facilities, $132,698 for accommodation, meals and fuel and NADL paid the Company $21,022 for costs incurred in behalf of NADL. At December 31, 2009, the Company owes NADL $19,265 pursuant to these arrangements.

Transactions with Management.

We have a written policy that we will not enter into any transaction with an Officer, Director or affiliate of us or any member of their families unless the transaction is approved by a majority of our disinterested non-employee Directors and the disinterested majority determines that the terms of the transaction are no less favourable to us than the terms available from non-affiliated third parties or are otherwise deemed to be fair to us at the time authorised.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Stockholders will vote at the annual meeting to ratify the appointment by the Company of PKF, Certified Public Accountants, a Professional Corporation, as our independent auditors to audit our consolidated financial statements for our fiscal year ending December 31, 2010.  PKF has served as our independent auditors since 2004.

Representatives of PKF are not expected to be present at the Annual Meeting.

The Board recommends that stockholders vote FOR the proposal to ratify the appointment of PKF as our independent auditors for 2010 (Item 2 on the proxy card).

The following table shows the audit fees incurred for fiscal 2009 and 2008.

	2009 A$	2008 A$

Audit fees	220,199	260,690
Audit related fees	-	-
Tax fees	35,102	11,492
Total	255,301	272,182

Audit fees were for the audit of our annual financial statements, review of financial statements included in our 10-Q quarterly reports, and services that are normally provided by independent auditors in connection with our other filings with the SEC.  This category also includes advice on accounting matters that arose during, or as a result of, the audit or review of our interim financial statements. The fees related to 2008 also include services provided by our independent auditors in connection with the filing of an amendment to our originally filed 2008 Form 10-K.

Tax fees relate to the preparation of the Company’s tax returns and various tax planning and compliance related filings.

As part of its duties, our Audit Committee pre-approves audit and non-audit services performed by our independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by our independent auditors.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF STOCKHOLDER
PROPOSALS AND NOMINATIONS OF DIRECTORS

Stockholder proposals that are intended to be included in our proxy statement for our 2011 Annual Meeting pursuant to Proxy Rule 14a-8 must be received by us no later than June 14, 2011, and must otherwise comply with that rule.  For the purpose of Proxy Rule 14a-4(c)(1), other stockholder proposals must be received no later than August 10, 2011, and must otherwise comply with that Rule.

OTHER MATTERS

We know no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

By order of the Board of Directors,

Peter J Lee
Secretary

September 30, 2010

LEGEND INTERNATIONAL
HOLDINGS, INC.

To Vote Your Proxy by Mail

▪	Mark, sign and date your proxy card.
▪	Detach your proxy card.
▪	Return your proxy card in the envelope provided

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 25, 2010. The Proxy Statement and our 2009 Annual Report to Stockholders are available at: http://www.cstproxy.com/lgdi/2010

☐	▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

Please vote and sign on this side	☒
and return promptly in the
enclosed envelope. Do not forget	Votes must be indicated
to date your proxy.	(x) in Black or Blue ink.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS.

1. To elect five Directors:					FOR AGAINST ABSTAIN

FOR ☐	Against ☐	*EXCEPTIONS ☐	2.	Ratification of Appointment of PKF LLP,	☐ ☐ ☐
Certified Public Accountants, as Independent
Nominees:	Joseph Isaac Gutnick, David Stuart Tyrwhitt, Allan Trench, Henry Herzog and U.S. Awasthi			Auditors
			3.	To Transact Such Other Business As May	☐ ☐ ☐
Properly Come Before The Meeting Or Any Adjournment

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions”
box and write that nominee’s name in the space provided below.)

* Exceptions

Date
NOTE: Please sign exactly as name appears hereon, When shares are held by joint owners, both should sign. When signing as attorney, executor administrator, trustee or guardian, please give title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership

    Share Owner sign here         Co-Owner sign here

Legend International Holdings, Inc.
2010 ANNUAL MEETING OF STOCKHOLDERS
Thursday, November 25, 2010 at 2:30 pm
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
LEGEND INTERNATIONAL HOLDINGS, INC.

The undersigned appoints Joseph I. Gutnick and Peter Lee, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Legend International Holdings, Inc. held of record by the undersigned at the close of business on October 5, 2010 at the 2010 Annual Meeting of Stockholders of Legend International Holdings, Inc. to be held on November 25, 2010 or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Cut off date will be November 22, 2010.

(Continued and to be signed and dated on reverse side.)